SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NEIMAN MARC GROUP A

          GAMCO INVESTORS, INC.
                                 1/24/00            1,500-           25.7917
                                 1/20/00            1,000-           26.5625
                                 1/19/00          115,000-           26.7435
                                 1/18/00           25,000-           26.8625
                                 1/11/00            1,000-           27.6875
                                 1/10/00            1,000-           27.7500
                                12/30/99              350            27.9375
                                12/28/99            9,000-           27.4375
                                12/27/99           24,000-           27.6250
                                12/23/99            1,000-           26.2650
                                12/23/99           10,000-           26.2650
                                12/23/99            1,000-           26.2650
                                12/23/99           18,000-           27.0670
                                12/23/99            1,000            26.2650
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                 1/24/00           30,000-           25.3494
                                 1/12/00           15,000-           27.5449















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.